Exhibit 99.1

Inflection Point Acquisition Corp. VIII Announces Pricing of $250 Million Initial Public Offering

Miami Beach, FL, Aug. 27, 2026 (GLOBE NEWSWIRE) -- Inflection Point Acquisition Corp. VIII (the “Company”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, today announced the pricing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Global Market, or Nasdaq, and trade under the ticker symbol “IPHXU” beginning August 28, 2026. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share (subject to adjustment pursuant to certain anti-dilution rights). Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “IPHX” and “IPHXW,” respectively.

The Company intends to pursue a business combination with a North American or European business in disruptive growth sectors, which complements the expertise of its management team, but may pursue an initial business combination in any industry, sector or geographic region. The Company is led by Chairman Michael Blitzer, Chief Executive Officer Kevin Shannon, Chief Financial Officer Adam Saks, and Directors William Denkin, Steven Tannenbaum, and William Liquori.

The offering is expected to close on August 31, 2026, subject to customary closing conditions.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is acting as sole book-running manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any.

A registration statement on Form S-1 (File No. 333-298162), as amended, relating to the securities was declared effective by the Securities and Exchange Commission (“SEC”) on August 27, 2026. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the expected closing of the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the Company's offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Inflection Point Acquisition Corp. VIII

Inflection Point Acquisition Corp. VIII’s acquisition and value creation strategy is to identify, partner with and help grow a North American or European business in disruptive growth sectors, which complements the expertise of its management team. However, the Company may pursue an initial business combination in any industry, sector or geographic region.

Contact

Kevin Shannon
Inflection Point Acquisition Corp. VIII
info@inflectionpointacquisition.com